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                                  EXHIBIT 21.1


                     SUBSIDIARIES OF BRISTOL HOTEL COMPANY


     1.    Airport Utilities, Inc.
     2.    Austin Innkeepers, Inc.
     3.    Bristol Dallas Downtown, Inc.
     4.    Bristol-Harvey Partners, Ltd.
     5.    Bristol HHCL Company
     6.    Bristol Hotel Asset Company
     7.    Bristol Hotel Beverage Company
     8.    Bristol Hotel Management Corporation
     9.    Bristol HTS Company
     10.   Bristol IP Company
     11.   Bristol Plano Company
     12.   Endlease, Inc.
     13.   Glenjon, Inc.
     14.   Harvey BHP, Inc.
     15.   Harvey Hotel Company, Ltd.
     16.   Harvey Hotel Corporation
     17.   Harvey Hotel DFW, Inc.
     18.   Harvey Hotel Management Corporation
     19.   Harvey Hotel Purchasing Company
     20.   Harvey Hotels Financing I, Inc.
     21.   Harvey Hotels Financing II, Inc.
     22.   Harvey Hotels GenPar, Inc.
     23.   Harvey Hotels Investments I, Ltd.
     24.   Harvey Hotels Investments II, Ltd.
     25.   Harvey Hotels Limpar, Inc.
     26.   HHH Hotel Corporation
     27.   HHHC GenPar, L.P.
     28.   Houston Inns Service Company
     29.   Lammons Hotel Courts, Inc.
     30.   Limited Service Inns, Inc. of Mississippi
     31.   Mid-Atlanta Investment Company
     32.   Penrod Club
     33.   Rier Inn, Inc.
     34.   Rier Properties, Inc.
     35.   Rodgers Hotel Courts, Inc.
     36.   United Inns, Inc. of Tennessee
     37.   Wichita Harvey Partners, Ltd.
     38.   Bristol Plano Club